Exhibit 23.1
Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the following Registration Statements:

(1)	Registration Statement (Form S-8 No. 333-170914) pertaining to Hudson Pacific Properties, Inc.'s Directors Stock Plan;
(2)	Registration Statement (Form S-3 No. 333-176543) of Hudson Pacific Properties, Inc.;
(3)	Registration Statement (Form S-8 No. 333-185497) pertaining to the Hudson Pacific Properties, Inc. and Hudson Pacific Properties, L.P. 2010 Incentive Award Plan;
(4)
Registration Statement (Form S-8 No. 333-218804) pertaining to the Amended and Restated Hudson Pacific Properties, Inc. and Hudson Pacific Properties, L.P. 2010 Incentive Award Plan and the Hudson Pacific Properties, Inc. Director Stock Plan;

(5)	Registration Statement (Form S-3 No. 333-255579) of Hudson Pacific Properties, Inc.; and
(6)	Registration Statement (Form S-8 No. 333-259201) pertaining to the Second Amended and Restated Hudson Pacific Properties, Inc. and Hudson Pacific Properties, L.P. 2010 Incentive Award Plan;

of our reports dated February 10, 2023, with respect to the consolidated financial statements of Hudson Pacific Properties, Inc. and Hudson Pacific Properties, L.P., and the effectiveness of internal control over financial reporting of Hudson Pacific Properties, Inc., included in this Annual Report (Form 10-K) for the year ended December 31, 2022, and the financial statement schedule of Hudson Pacific Properties, Inc. and Hudson Pacific Properties, L.P. included herein.

/s/ Ernst & Young LLP

Los Angeles, California
February 10, 2023